Exhibit 99.1

FROM:

Newtek Business Services, Inc.

http://www.thesba.com

Investor Relations

Contact: Jayne Cavuoto

Telephone: (212) 273-8179 / jcavuoto@thesba.com

Contact: Brett Maas

Telephone: (646) 536-7331 / brett@haydenir.com

Public Relations

Contact: Simrita Singh

Telephone: (212) 356-9566 / ssingh@thesba.com

FOR IMMEDIATE RELEASE

Newtek Business Services to Host Third Quarter 2014 Conference Call Today

Wednesday, November 19, 2014, at 4:15PM EST

NEW YORK – November 19, 2014 – Newtek Business Services Corp. (NASDAQ: NEWT), The Small Business Authority®, announced that it will host a conference call to discuss its financial results for the third quarter 2014, today, Wednesday, November 19, 2014, at 4:15 PM EST. The call will be hosted by Barry Sloane, Chairman, President and Chief Executive Officer, and Jennifer Eddelson, Executive Vice President and Chief Accounting Officer, and can be accessed by dialing (877) 303-6993 or (760) 666-3611.

A live webcast of the call and the corresponding presentation will be available in the ‘Events & Presentations’ section of the Investor Relations portion of Newtek’s website at http://investor.newtekbusinessservices.com/events.cfm. A replay of the webcast with the corresponding presentation will be available on Newtek’s website shortly following the live presentation.

About Newtek Business Services Corp.

Newtek Business Services Corp., The Small Business Authority®, is the Authority for the small- and medium-sized business (SMB) market providing a wide range of business services and financial products under the Newtek® brand. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to over 100,000 business accounts across all 50 States to help them grow their sales, control their expenses and reduce their risk.

Newtek’s products and services include: The Newtek Advantage™, Electronic Payment Processing, Managed Technology Solutions (Cloud Computing), eCommerce, Business Lending, Insurance Services, Web Services, Data Backup, Storage and Retrieval, Accounts Receivable Financing, Payroll.

The Small Business Authority® is a registered trade mark of Newtek Business Services Corp. and neither are a part of or endorsed by the U.S. Small Business Administration.

Note Regarding Forward Looking Statements

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov.

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